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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Western Digital Corporation:

     We consent to the incorporation by reference in the Registration Statements (Nos. 2-76179, 2-97365, 33-57953, 33-9853, 33-15771, 33-60166, 33-60168,
33-51725, 333-20359, 333-31487, 333-41423 and 333-42991) on Form S-8 of Western
Digital Corporation and in Registration Statement No. 333-52463 on Form S-3 of Western Digital Corporation of our report dated July 27, 1998, relating to the consolidated balance sheets of Western Digital Corporation as of June 28, 1997 and June 27, 1998, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended June 27, 1998, and the related schedule, which report appears in the June 27, 1998 Annual Report on Form 10-K of Western Digital Corporation.

                                          KPMG PEAT MARWICK LLP

Orange County, California
September 1, 1998